Business Acquisition Report of
VITRAN CORPORATION INC.

BUSINESS ACQUISITION REPORT
Item 1 Identity of Company
Item 1.1 Name and Address of Company
Vitran Corporation Inc.
185 The West Mall, Suite 701
Toronto, Ontario
M9C 5L5
Item 1.2 Executive Officer
Sean P. Washchuk, Vice President Finance and Chief Financial Officer, 416-596-7664
Items 2 Details of Acquisition
Item 2.1 Nature of Business Acquired
Vitran Corporation Inc. (“Vitran”), through its wholly-owned subsidiary Vitran Corporation acquired all of the common shares of R.A. Christopher, Inc. and Kansas Motor Freight Corp., collectively operating as Chris Truck Line (“CTL”). Prior to the acquisition by Vitran, CTL was a privately held Kansas-based regional less-than-truckload freight carrier, providing coverage to the Midwestern and Southwestern United States.
Item 2.2 Date of Acquisition
May 31, 2005
Item 2.3 Consideration
The purchase price of CTL is USD$29.3 million, comprised of USD$26.5 million of cash and 202,458 common shares of Vitran valued at USD$2.8 million. Approximately USD$1.7 million of additional consideration is contingent upon a joint election to structure the transaction as an asset sale for tax purposes. The cash portion of the transaction was financed from existing cash balances.
Item 2.4 Effect on Financial Position
The acquisition of CTL provides Vitran with new coverage into the Southwestern United States, and will allow Vitran to leverage its existing customer base into this new region.
There are no plans or proposals for material changes in the business affairs of CTL which may have a significant effect on the consolidated results of operations and financial position of Vitran including CTL.
Item 2.5 Prior Valuations
None
Item 2.6 Parties to Transaction
Not applicable

Item 2.7 Date of Report
DATED this 3rd day of August, 2005

Vitran Corporation Inc.
By:	/s/ SEAN P. WASHCHUK
Sean P. Washchuk
Vice President Finance and Chief Financial Officer

Item 3 Financial Statements
The following financial statements are included as part of this Business Acquisition Report;
(a)	Audit report and financial statements of CTL for the year ended December 31, 2004 including the reconciliation of differences between United States and Canadian Generally Accepted Accounting Principles;

(b)	Unaudited financial statements of CTL for the three month period ended March 31, 2005 including the reconciliation of differences between United States and Canadian Generally Accepted Accounting Principles; and

(c)	Compilation report and unaudited pro forma consolidated income statements of Vitran for the six months ended June 30, 2005 and year ended December 31, 2004 including the reconciliation of differences between United States and Canadian Generally Accepted Accounting Principles.

Combined Financial Statements
(In U.S. dollars)
CHRIS TRUCK LINE
Year ended December 31, 2004

KPMG LLP Chartered Accountants Yonge Corporate Centre 4100 Yonge Street Suite 200 Toronto ON M2P 2H3 Canada	Telephone (416) 228-7000 Fax (416) 228-7123 Internet www.kpmg.ca

AUDITORS’ REPORT TO THE DIRECTORS
We have audited the combined balance sheet of Chris Truck Line as at December 31, 2004 and the combined statements of income, shareholders’ equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
We have not audited the combined balance sheet of Chris Truck Line as at December 31, 2003 and the combined statements of income, shareholders’ equity and cash flows for the year then ended, and accordingly, we do not express an opinion on them.
Chartered Accountants
Toronto, Canada
June 30, 2005
KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.

CHRIS TRUCK LINE
Combined Balance Sheets
(In thousands of U.S. dollars)
December 31, 2004, with comparative figures for 2003

	2004	2003

		(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$3,213	$1,919
Accounts receivable	2,669	2,298
Inventory, deposits and prepaid expenses	322	449

	6,204	4,666

Capital assets (note 2)	8,753	7,554

	$14,957	$12,220

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$1,805	$1,578
Current portion of long-term debt (note 3)	1,729	2,053

	3,534	3,631

Long-term debt (note 3)	5,506	4,365

Shareholders’ equity:
Capital stock:
Authorized:
10,000,000 common shares, $1 par value
Issued and outstanding:
50,500 common shares	50	50
Retained earnings	5,867	4,174

	5,917	4,224

Operating lease commitments (note 4)
Contingent liabilities (note 5)
Subsequent event (note 9)

	$14,957	$12,220

See accompanying notes to combined financial statements.
On behalf of the Board:
/s/ RICHARD E. GAETZ                            Director
/s/ GREGORY PATCHETT                       Director

CHRIS TRUCK LINE
Combined Statements of Income
(In thousands of U.S. dollars)
Year ended December 31, 2004, with comparative figures for 2003

	2004	2003

		(Unaudited)

Revenue	$26,480	$22,802

Operating expenses	16,827	15,098
Selling, general and administrative expenses	4,280	4,203
Other expense (income)	22	(1)
Depreciation	1,536	1,454

	22,66	520,754

Income from operations before the undernoted	3,815	2,048

Interest expense on long-term debt	(282)	(306)

Interest income	7	12

Other non-operating income	53	34

Net income	$3,593	$1,788

See accompanying notes to combined financial statements.

CHRIS TRUCK LINE
Combined Statements of Shareholders’ Equity
(In thousands of U.S. dollars)
Year ended December 31, 2004

				Total
	Common	Additional	Retained	shareholders'
	shares	paid-in capital	earnings	equity

Balance, December 31, 2002 (unaudited)	$54	$94	$4,917	$5,065

Net income	—	—	1,788	1,788

Issuance of common shares	1	—	—	1

Adjustment due to purchase of common shares (note 7)	(5)	(94)	(282)	(381)

Dividends	—	—	(2,249)	(2,249)

Balance, December 31, 2003 (unaudited)	50	—	4,174	4,224

Net income	—	—	3,593	3,593

Dividends	—	—	(1,900)	(1,900)

Balance, December 31, 2004	$50	$—	$5,867	$5,917

See accompanying notes to combined financial statements.

CHRIS TRUCK LINE
Combined Statements of Cash Flows
(In thousands of U.S. dollars)
Year ended December 31, 2004, with comparative figures for 2003

	2004	2003
		(Unaudited)

Cash and cash equivalents provided by (used in):

Operations:
Net income	$3,593	$1,788
Items not involving cash:
Depreciation	1,536	1,454
Loss (gain) on sale of capital assets	22	(1)
Change in non-cash operating working capital	(17)	(283)

	5,134	2,958

Financing:
Increase in long-term debt	2,909	4,371
Repayment of long-term debt	(2,092)	(5,470)
Issue of common shares	—	1
Dividends	(1,900)	(2,249)

	(1,083)	(3,347)

Investments:
Purchase of capital assets	(2,959)	(2,283)
Proceeds on sale of capital assets	202	1,445
Advance to shareholder	—	623

	(2,757)	(215)

Increase (decrease) in cash and cash equivalents	1,294	(604)

Cash and cash equivalents, beginning of year	1,919	2,523

Cash and cash equivalents, end of year	$3,213	$1,919

Change in non-cash operating working capital:
Accounts receivable	$(371)	$(316)
Inventory, deposits and prepaid expenses	127	(77)
Accounts payable and accrued liabilities	227	110

	$(17)	$(283)

Supplemental cash flow information:
Interest paid	$280	$300

See accompanying notes to combined financial statements.

CHRIS TRUCK LINE
Notes to Combined Financial Statements
(In thousands of U.S. dollars)
Year ended December 31, 2004

Chris Truck Line (the “Company”) is a provider of freight services to a wide variety of companies and industries. The Company offers less-than-truckload services throughout the South-Western United States.
1.	Significant accounting policies:
(a)	Basis of presentation:

These combined financial statements include the accounts of R.A. Christopher, Inc. and Kansas Motor Freight Corporation, collectively operating as Chris Truck Line. All material intercompany transactions and balances have been eliminated on combination.

All amounts in these combined financial statements are expressed in U.S. dollars.

(b)	Revenue recognition:

The Company recognizes revenue and direct shipment costs upon delivery of the related freight.

(c)	Cash and cash equivalents:

Cash and cash equivalents include cash on account and short-term investments with maturities of three months or less at date of purchase and are stated at cost, which approximates market value.

(d)	Inventory:

Inventory consists of tire and spare parts and is valued at the lower of average cost and replacement cost.

CHRIS TRUCK LINE
Notes to Combined Financial Statements (continued)
(In thousands of U.S. dollars)
Year ended December 31, 2004

1.	Significant accounting policies (continued):
(e)	Capital assets:

Capital assets are recorded at cost. Depreciation of capital assets is provided on a straight-line basis from the date the assets are put in service over their estimated useful lives as follows:

Buildings	15-40 years
Vehicles:
Trailers	10 years
Trucks	5 years
Machinery and equipment	5-10 years

(f)	Impairment of long-lived assets:

An impairment is recognized when the carrying amount of an asset to be held and used exceeds the sum of the undiscounted cash flows expected from its use and disposal, and is measured as the amount by which the carrying amount of assets exceeds its fair value. During 2004, the Company has not identified any indicators that would require recognition of impairment.

(g)	Asset retirement obligations:

Asset retirement obligations require a company to recognize, measure and disclose certain legal obligations with respect to the retirement of long-lived tangible assets. The Company does not have such obligations at December 31, 2004.

(h)	Accounts receivable:

Accounts receivable are presented net of an allowance for doubtful accounts of $67 at December 31, 2004 (2003 — $52 (unaudited)).

CHRIS TRUCK LINE
Notes to Combined Financial Statements (continued)
(In thousands of U.S. dollars)
Year ended December 31, 2004

1.	Significant accounting policies (continued):
(i)	Accounts payable and accrued liabilities:

	2004	2003

		(Unaudited)

Accounts payable	$1,107	$954
Accrued wages and benefits	489	480
Accrued claims, self insurance and workers’ compensation	128	104
Other	81	40

	$1,805	$1,578

(j)	Advertising costs:

Advertising costs are expensed as incurred. Advertising costs amounted to $15 (2003 — $14 (unaudited)).

(k)	Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates.

(l)	Income taxes:

On the date of incorporation, the Company filed an election under Internal Revenue Code Section 1362(a), to be treated as an S-Corporation effective January 1, 1988. As a result of this election, no income taxes will be paid at the corporate level as all earnings, losses and other tax benefits are passed to the individual shareholders and reported on their federal and state individual income tax returns.

CHRIS TRUCK LINE
Notes to Combined Financial Statements (continued)
(In thousands of U.S. dollars)
Year ended December 31, 2004

2.	Capital assets:

	2004	2003

		(Unaudited)

Land	$61	$61
Buildings	806	806
Vehicles	13,569	11,833
Machinery and equipment	1,157	1,056

	15,593	13,756

Less accumulated depreciation	6,840	6,202

	$8,753	$7,554

3.	Long-term debt:

Long-term debt consists of various notes payable with interest rates varying from 3.13% to 5.80% due at various times up to 2012.

At December 31, 2004, the required future repayments on all long-term debt are as follows:

2005	$1,729
2006	1,377
2007	1,625
2008	1,306
2009	437
Thereafter	761

$7,235

The notes payable are secured by equipment and real estate. Notes payable of $3,299 (2003 — $2,131 (unaudited)) are due to related parties.

CHRIS TRUCK LINE
Notes to Combined Financial Statements (continued)
(In thousands of U.S. dollars)
Year ended December 31, 2004

4.	Operating lease commitments:

The Company has entered into various operating leases for its terminal facilities. At December 31, 2004, future minimum rental payments are as follows:

2005	$218
2006	79

$297

The Company leases various properties from a related party. Total rents paid to related parties were $347 in 2004 (2003 — $203 (unaudited)). Total rental expense was $720 in 2004 (2003 — $600 (unaudited)).

5.	Contingent liabilities:

The Company is subject to legal proceedings that arise in the ordinary course of business. In the opinion of management, the aggregate liability, if any, with respect to these actions, will not have a material adverse effect on the combined financial position, results of operations or cash flows. Legal costs are expensed as incurred.

6.	Employee benefits:

The Company sponsors a 401(k) plan which covers all employees and part-time employees that work 1000 hours annually and meet age requirements. Plan contributions are based on participant voluntary payroll deductions, subject to a maximum contribution per participant. The Company may match employee contributions at its discretion. The Company’s total contribution for the year ended December 31, 2004 was $12 (2003 — $11 (unaudited)).

7.	Related party transactions:

On June 1, 2003, the Company purchased 5,500 common shares with a book value of $5 owned by a related party in exchange for assets with a book value of $381. A charge of $94 was made against additional paid-in capital and a charge of $282 was made to retained earnings as a result of the transaction.

In 2003, the Company sold land and a building to a related party for proceeds of $1,300 which resulted in a nominal gain.

CHRIS TRUCK LINE
Notes to Combined Financial Statements (continued)
(In thousands of U.S. dollars)
Year ended December 31, 2004

8.	Financial instruments:

The fair values of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximate the carrying values because of the short-term nature of these instruments. The fair value of the long-term debt, determined based on the future cash flows associated with each debt instrument discounted using an estimate of the Company’s current borrowing rate for similar debt instruments of comparable maturity, is approximately equal to the carrying value at December 31, 2004.

9.	Subsequent event:

On May 31, 2005 the shareholders of the Company sold all the common shares of Chris Truck Line to Vitran Corporation Inc.

10.	United States and Canadian accounting policy differences:

There are no policy differences between United States and Canadian generally accepted accounting principles.

Combined Financial Statements
(In U.S. dollars)
CHRIS TRUCK LINE
Three months ended March 31, 2005 and 2004
(Unaudited)

CHRIS TRUCK LINE
Combined Balance Sheets
(In thousands of U.S. dollars)
(Unaudited)

	March 31,	December 31,
	2005	2004

Assets

Current assets:
Cash and cash equivalents	$3,750	$3,213
Accounts receivable	3,088	2,669
Inventory, deposits and prepaid expenses	608	322

	7,446	6,204

Capital assets	8,203	8,753

	$15,649	$14,957

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$1,904	$1,805
Current portion of long-term debt	1,729	1,729

	3,633	3,534

Long-term debt	4,876	5,506

Shareholders’ equity:
Capital stock:
Authorized:
10,000,000 common shares, $1 par value
Issued and outstanding:
50,500 common shares	50	50
Retained earnings	7,090	5,867

	7,140	5,917

	$15,649	$14,957

See accompanying notes to combined financial statements.

1

CHRIS TRUCK LINE
Combined Statements of Income and Retained Earnings
(In thousands of U.S. dollars)
Three months ended March 31, 2005 and 2004
(Unaudited)

	2005	2004

Revenue	$7,283	$6,005

Operating expenses	4,496	3,903
Selling, general and administrative expenses	1,101	1,002
Other income	(23)	(1)
Depreciation	386	338

Income from operations before the undernoted	1,323	763

Interest expense, net	(75)	(60)

Other non-operating income	12	14

Net income	1,260	717

Retained earnings, beginning of period	5,867	4,174

Dividends	(37)	(49)

Retained earnings, end of period	$7,090	$4,842

See accompanying notes to combined financial statements.

2

CHRIS TRUCK LINE
Combined Statements of Cash Flows
(In thousands of U.S. dollars)
Three months ended March 31, 2005 and 2004
(Unaudited)

	2005	2004

Cash and cash equivalents provided by (used in):

Operations:
Net income	$1,260	$717
Items not involving cash:
Depreciation	386	338
Gain on sale of capital assets	(23)	(1)
Change in non-cash operating working capital	(606)	(364)

	1,017	690

Financing:
Increase in long-term debt	—	739
Repayment of long-term debt	(630)	(485)
Dividends	(37)	(49)

	(667)	205

Investments:
Purchase of capital assets	(11)	(853)
Proceeds on sale of capital assets	198	6

	187	(847)

Increase in cash and cash equivalents	537	48

Cash and cash equivalents, beginning of period	3,213	1,919

Cash and cash equivalents, end of period	$3,750	$1,967

Change in non-cash operating working capital:
Accounts receivable	$(419)	$(364)
Inventory, deposits and prepaid expenses	(286)	(52)
Accounts payable and accrued liabilities	99	52

	$(606)	$(364)

See accompanying notes to combined financial statements.

3

CHRIS TRUCK LINE
Notes to Combined Financial Statements
(In thousands of U.S. dollars)
Three months ended March 31, 2005 and 2004
(Unaudited)

1.	Significant accounting policies:

These interim combined financial statements include the accounts of R.A. Christopher, Inc. and Kansas Motor Freight Corporation, collectively operating as Chris Truck Line.

The interim combined financial statements have been prepared in accordance with United States generally accepted accounting principles with reconciliation to Canadian generally accepted accounting principles in note 4 and follow the same accounting principles and methods of application as the most recent annual combined financial statements. The interim combined financial statements do not contain all the disclosures required by United States and Canadian generally accepted accounting principles. The interim combined financial statements should be read in conjunction with the Company’s annual audited financial statements for the year ended December 31, 2004.

2.	Contingent liabilities:

The Company is subject to legal proceedings that arise in the ordinary course of business. In the opinion of management, the aggregate liability, if any, with respect to these actions, will not have a material adverse effect on the combined financial position, results of operations or cash flows. Legal costs are expensed as incurred.

3.	Subsequent event:

On May 31, 2005 the shareholders of the Company sold all the common shares of Chris Truck Line to Vitran Corporation Inc.

4.	United States and Canadian accounting policy differences:

There are no policy differences between United States and Canadian generally accepted accounting principles.

4

Pro Forma Consolidated Income Statements
(Expressed in thousands of United States dollars)
Vitran Corporation Inc.
Six months ended June 30, 2005 (unaudited) and
year ended December 31, 2004 (unaudited)

KPMG LLP Chartered Accountants Yonge Corporate Centre 4100 Yonge Street Suite 200 Toronto ON M2P 2H3 Canada	Telephone (416) 228-7000 Fax (416) 228-7123 Internet www.kpmg.ca

COMPILATION REPORT ON PRO FORMA CONSOLIDATED INCOME STATEMENTS
The Board of Directors
Vitran Corporation Inc.
We have read the accompanying unaudited pro forma consolidated income statements of Vitran Corporation Inc. (“Vitran”) for the six months ended June 30, 2005 and for the year ended December 31, 2004, and have performed the following procedures:
1.	Compared the figures in the columns captioned “Vitran Corporation Inc.” to the unaudited consolidated financial statements of Vitran for the six months ended June 30, 2005, and the audited consolidated financial statements of Vitran for the year ended December 31, 2004, respectively, and found them to be in agreement.

2.	Compared the figures in the columns captioned “Chris Truck Line” to the unaudited combined financial statements of Chris Truck Line for the three months ended March 31, 2005, and the audited combined financial statements of Chris Truck Line for the year ended December 31, 2004, respectively, and found them to be in agreement.

3.	Made enquiries of certain officials of Vitran who have responsibility for financial and accounting matters about:
(a)	The basis for determination of the pro forma adjustments; and

(b)	Whether the pro forma consolidated income statements comply as to form in all material respects with the published requirements of securities legislation.
The officials:
(a)	described to us the basis for determination of the pro forma adjustments; and

(b)	stated that the pro forma income statements comply as to form in all material respects with the published requirements of securities legislation.
4.	Read the notes to the pro forma consolidated income statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.	Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned “Vitran Corporation Inc.” for the six months ended June 30, 2005 and “Chris Truck Line” for the three months ended March 31, 2005, and for the year ended December 31, 2004, and found the amounts in the column captioned “Pro forma consolidated” to be arithmetically correct.
KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.

A pro forma financial statement is based on management’s assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management’s assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements and we, therefore, make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Chartered Accountants
Toronto, Canada
July 29, 2005

Vitran Corporation Inc.
Pro Forma Consolidated Income Statement
Six Months Ended June 30, 2005 (unaudited)
(Expressed in thousands of United States dollars, except for per share amounts)

	Six months	Three months
	ended	ended
	June 30,	March 31,
	2005	2005

	Vitran	Chris
	Corporation	Truck	Pro forma			Pro forma
	Inc.	Line	adjustments	Notes		consolidated

Revenue	$198,991	$7,283	$4,904	2	(a)	$211,178

Operating expenses	166,886	4,496	3,061	2	(a)	174,443
Selling, general and administrative expenses	18,612	1,089	893	2	(a)	20,594
Other income	(27)	(23)	—			(50)
Depreciation and amortization	2,848	386	343	2	(b)	3,577

	188,319	5,948	4,297			198,564

Income from operations before undernoted	10,672	1,335	607			12,614

Interest expense, net	(38)	(75)	(259)	2	(c)	(372)

Income from operations before income taxes	10,634	1,260	348			12,242

Income taxes	3,084	—	466	2	(d)	3,550

Net income based on Canadian and United States GAAP	7,550	1,260	(118)			8,692

Other comprehensive income:
Change in cumulative translation adjustment	(1,656)	—	—			(1,656)

Comprehensive income based on United States GAAP	$5,894	$1,260	$(118)			$7,036

Earnings per share based on Canadian and United States GAAP:
Basic	$0.61					$0.69
Diluted	$0.59					$0.67

Weighted average number of shares based on Canadian and United States GAAP:
Basic	12,429,732		168,901	2	(e)	12,598,633
Potential exercise of options	337,402					337,402
Diluted shares	12,767,134		168,901	2	(e)	12,936,035

1

Vitran Corporation Inc.
Pro Forma Consolidated Income Statement
Year ended December 31, 2004 (unaudited)
(Expressed in thousands of United States dollars, except for per share amounts)

	Vitran	Chris
	Corporation	Truck	Pro forma			Pro forma
	Inc.	Line	adjustments	Notes		consolidated

Revenue	$374,595	$26,480	$—			$401,075

Operating expenses	319,295	16,827	—			336,122
Selling, general and administrative expenses	31,263	4,227	—			35,490
Other expense (income)	(146)	22	—			(124)
Depreciation and amortization	5,206	1,536	157	2	(b)	6,899

	355,618	22,612	157			378,387

Income from operations before undernoted	18,977	3,868	(157)			22,688

Interest expense, net	(51)	(275)	(352)	2	(c)	(678)

Income from operations before income taxes	18,926	3,593	(509)			22,010

Income taxes	3,983	—	762	2	(d)	4,745

Net income based on Canadian and United States GAAP	14,943	3,593	(1,271)			17,265

Other comprehensive income:
Change in cumulative translation adjustment	4,524	—	—			4,524
Unrealized gain on marketable securities	6	—	—			6

Comprehensive income based on United States GAAP	$19,473	$3,593	$(1,271)			$21,795

Earnings per share based on Canadian and United States GAAP:
Basic	$1.22					$1.38
Diluted	$1.17					$1.33

Weighted average number of shares based on Canadian and United States GAAP:
Basic	12,285,400		202,458	2	(e)	12,487,858
Potential exercise of options	455,077					455,077
Diluted shares	12,740,477		202,458	2	(e)	12,942,935

2

1.	Basis of presentation

The accompanying unaudited pro forma consolidated income statements for the six months ended June 30, 2005 and year ended December 31, 2004, have been prepared in accordance with Canadian generally accepted accounting principles with a reconciliation to United States generally accepted accounting principles. The accompanying unaudited pro forma consolidated income statements give effect to the acquisition by Vitran Corporation Inc. (“Vitran”) of Chris Truck Line (“CTL”) as though it had taken place on January 1, 2004. An unaudited pro forma consolidated balance sheet is not required as Vitran has previously filed a consolidated balance sheet at June 30, 2005 including CTL in its quarterly report on Form 10-Q on SEDAR and EDGAR. The transaction closed on May 31, 2005.

The unaudited pro forma consolidated income statements have been prepared from information derived from the audited consolidated income statement of Vitran for the year ended December 31, 2004, the audited combined income statement of CTL for the year ended December 31, 2004, the unaudited consolidated income statement of Vitran for the six months ended June 30, 2005, the unaudited combined income statement of CTL for the three months ended March 31, 2005, and the adjustments and assumptions outlined below. The accounting policies used in the preparation of the unaudited pro forma consolidated income statements are those disclosed in Vitran’s annual report on Form 10-K as of and for the year ended December 31, 2004.

The unaudited pro forma consolidated income statements are based on preliminary estimates and assumptions set forth in the notes to such information. These statements are not intended to present or be indicative of the consolidated financial position or consolidated results of operations that would have occurred if the transaction had been in effect on the dates indicated or of the financial position or operating results that may be obtained in the future.

The unaudited pro forma consolidated income statements should be read in conjunction with Vitran’s 2004 annual report on Form 10-K and CTL’s audited financial statements at December 31, 2004.

2.	Unaudited pro forma income statements

The following pro forma adjustments have been made for the purpose of the unaudited pro forma income statements:
(a)	An increase in revenue, operating expenses and selling, general and administrative expenses to account for the months of April 2005 and May 2005 for CTL in the unaudited pro forma consolidated income statement for the six months ended June 30, 2005. June 2005 operating results of CTL were included in Vitran’s reported consolidated operating results on its quarterly report on Form 10-Q for the period ended June 30, 2005.

(b)	An increase in amortization due to identifiable intangible assets being amortized based on a preliminary estimate by management. This is offset by a decrease in depreciation based on a change to Vitran’s depreciation policy at December 31, 2004. The adjustment for the six months ended June 30, 2005 also includes depreciation of capital assets for April 2005 and May 2005.

(c)	An increase in interest expense for the year ended December 31, 2004 and six months ended June 30, 2005, representing the elimination of CTL’s interest expense during the periods. In addition, the elimination of Vitran’s interest income as the cash portion of the acquisition of CTL was funded from existing cash balances.

(d)	Adjustments to income taxes as a result of the pro forma adjustments in (a) to (c) above and to reflect income taxes that would have been incurred by CTL on income from operations before income taxes earned had CTL not been a “Sub S Corporation” prior to being acquired by Vitran.

(e)	Vitran issued 202,458 common shares as part of the consideration paid for CTL. This results in an increase in the weighted average shares outstanding at December 31, 2004 of the total 202,458 shares. At June 30, 2005, an adjustment of 168,901 shares is required to increase the weighted average shares outstanding with respect to the CTL acquisition to 202,458 shares.